UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2456637
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-179875 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions under the heading “Description of Series D Preferred Stock”, relating to the Registrant’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share, with a liquidation preference of $100,000 per share (the “Preferred Stock”), and under the heading “Description of Depositary Shares”, relating to the Registrant’s depositary shares (the “Depositary Shares”), each representing a 1/4,000th ownership interest in a share of Preferred Stock, in the final prospectus supplement dated February 25, 2014, filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on February 27, 2014, in connection with the automatic shelf registration statement (the “Registration Statement”) on Form S-3 (No. 333-179875) filed under the Securities Act with the Commission on March 2, 2012, are incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

4.1	Articles of Amendment of the Registrant with respect to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, filed February 27, 2014 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of the Registrant, filed March 3, 2014).

4.2	Form of certificate representing the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K of the Registrant, filed March 3, 2014).

4.3	Deposit Agreement, dated March 4, 2014, among State Street Corporation, American Stock Transfer & Trust Company, LLC (as depositary), and the holders from time to time of the depositary receipts (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of the Registrant, filed March 4, 2014).

4.4	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name:	David C. Phelan
Title:	Executive Vice President,
General Counsel and Assistant Secretary

Dated: March 4, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Articles of Amendment of the Registrant with respect to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, filed February 27, 2014 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of the Registrant, filed March 3, 2014).

4.2	Form of certificate representing the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K of the Registrant, filed March 3, 2014).

4.3	Deposit Agreement, dated March 4, 2014, among State Street Corporation, American Stock Transfer & Trust Company, LLC (as depositary), and the holders from time to time of the depositary receipts (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of the Registrant, filed March 4, 2014).

4.4	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.3).